Exhibit 99.1

Boston, United States

Sydney, Australia

17 December 2019 AEDT

Chief Financial Officer /
Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

Results of Special Meeting

BOSTON and SYDNEY — 17 December 2019 — GI Dynamics® Inc. (ASX:GID), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, today announces that it held a Special Meeting of Stockholders (Special Meeting) on Monday, 16 December 2019 at 5:00pm United States Eastern Standard Time (being Tuesday, 17 December 2019 at 9:00am Australian Eastern Daylight Time) and in accordance with ASX Listing Rule 3.13.2, is pleased to announce that Proposals 2 - 8 (inclusive) put to stockholders as set forth in Notice of Special Meeting and Proxy Statement dated 2 December 2019, were passed.

In relation to Proposal 1, there were insufficient votes obtained to pass such proposal; however, in accordance with Article I, Section 3 of the Company’s bylaws and with the authority of the proxies granted pursuant to Proposal 8, stockholders holding a majority of the shares represented at this meeting and entitled to vote have voted in favor of adjourning the Special Meeting with respect to the votes for Proposal 1 in order to solicit additional proxies for such proposal. As a result of such adjournment, the polls will remain open for Proposal 1 to allow the Company to solicit the additional votes required to pass such proposal.

In relation to Proposal 1 only, the Special Meeting has been adjourned until Thursday, 19 December 2019 at 5:00pm United States Eastern Standard Time, (which is Friday, 20 December 2019 at 9:00am Australian Eastern Daylight Time), at which time the meeting will be reconvened at the corporate office of GI Dynamics, located at 320 Congress Street, Floor 3, Boston, Massachusetts 02210 and via teleconference, per below.

Boston, United States

Sydney, Australia

17 December 2019 AEDT

Chief Financial Officer /
Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

Accessing via Teleconference:

For those preferring to listen by telephone, please dial-in five minutes prior to the start of the call. Regional dial-in numbers are as follows:

United States (Toll-Free):	877 407 6184

United Kingdom (Toll-Free):	0 800 756 3429

Germany (Toll-Free):	0 800 182 0040
Germany (Dial-in via mobile phone):	0 800 184 4713

Australia (Toll-Free):	1 800 687 004

Switzerland (Toll-Free):	0 800 835 525
Switzerland (Dial-in via mobile phone):	0 800 891 374

International (Toll; charges will apply):	201 389 0877

The information required under section 251AA of the Corporations Act is attached.

This announcement has been authorized for release by Charles Carter, Chief Financial Officer and Company Secretary.

About GI Dynamics

GI Dynamics®, Inc. (ASX:GID) is the developer of EndoBarrier®, the first endoscopically-delivered medical device for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale and is limited by federal law to investigational use only. EndoBarrier is subject to an Investigational Device Exemption by the FDA in the United States and is entering concurrent pivotal trials in the United States and India. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

Boston, United States

Sydney, Australia

17 December 2019 AEDT

Chief Financial Officer /
Secretary

United States:
Charles Carter

+1 (781) 357-3263

ccarter@gidynamics.com

Investor Relations

United States:
Janell Shields

+1 (781) 357-3280

investor@gidynamics.com

These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern; our ability to obtain stockholder approval of the conversion feature of the August 2019 Note and issuance of the August 2019 Warrant, our ability to raise sufficient additional funds to continue operations and to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); our ability to execute STEP-1 under FDA’s Investigational Device Exemption; our ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; our ability to enroll patients in accordance with I-STEP; our ability to secure a CE Mark; our ability to maintain compliance with our obligations under our existing convertible note and warrant agreements executed with Crystal Amber, including our obligations to make payment on the Note that is due on 31 March 2020 and our ability to restructure the terms of the Note with Crystal Amber that is due on 31 March 2020 if we are unable to raise sufficient funds to enable us to fully repay such Note when due; obtaining and maintaining regulatory approvals required to market and sell our products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of our products; product pricing; timing of product launches; future financial results; and other factors, including those described in our filings with the U.S. Securities and Exchange Commission.

Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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GI Dynamics Inc. Special Meeting

Proxy Snapshot

Tuesday 17 December 2019

Proxies as of 16/12/2019 12:05

		For	Open	Against	Total Valid Available Votes	As a % of Issued Capital	Abstain[1]

Resolution 2	Votes	15,583,898	0	161,920	15,745,818	45.79%	249
APPROVE GRANT OF 30,000 SO TO	Holders	1	0	1			1
TIMOTHY BARBERICH.	Percentage	98.97%	.00%	1.03%

Resolution 3	Votes	15,583,898	0	161,920	15,745,818	45.79%	249
APPROVE GRANT OF 30,000 SO TO	Holders	1	0	1			1
DANIEL J. MOORE.	Percentage	98.97%	.00%	1.03%

Resolution 4	Votes	15,583,898	0	161,920	15,745,818	45.79%	249
APPROVE GRANT OF 30,000 SO TO	Holders	1	0	1			1
OERN R. STUGE.	Percentage	98.97%	.00%	1.03%

Resolution 5	Votes	15,583,898	0	161,920	15,745,818	45.79%	249
APPROVE GRANT OF 30,000 SO TO	Holders	1	0	1			1
JULIET THOMPSON.	Percentage	98.97%	.00%	1.03%

Resolution 6	Votes	6,145,500	0	50,563	6,196,063	18.02%	6,341
CONVERTIBLE PROMISSORY NOTE	Holders	1	0	1			1
WITH FV OF $4,596,893.	Percentage	99.18%	.00%	.82%

Resolution 7	Votes	6,145,369	0	50,695	6,196,064	18.02%	6,341
CA TO SUBSCRIBE FOR	Holders	1	0	1			1
229,844,650 CDI.	Percentage	99.18%	.00%	.82%

Resolution 8	Votes	15,583,990	0	162,078	15,746,068	45.79%	0
AUTHORIZE AN ADJOURNMENT	Holders	1	0	1			0
OF THE SPECIAL MEETING.	Percentage	98.97%	.00%	1.03%

Securities Selected:	CSVOTE19SM

Valid Proxies Lodged:	1
Total Issued Capital:	34,388,678

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¹Abstain votes are provided for information only and are not included in the calculation of Total Valid Available Votes

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